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                                                                    EXHIBIT 5(b)

                                 CLASS B SHARES
                             DISTRIBUTION AGREEMENT

       AGREEMENT made as of ____________, 1999 between MERCURY ASSET MANAGEMENT V.I. FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of its series MERCURY V.I. U.S. LARGE CAP FUND (the "Fund") and MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :

       WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.0001 per share; and

       WHEREAS, the Directors have established and designated the Fund as a series of the Corporation, offering separate classes of shares of common stock, as described above; and

       WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Fund to offer its shares for sale continuously to separate accounts ("Separate Accounts") of certain insurance companies (the "Participating Insurance Companies"); and

       WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and


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       WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of Class B shares of common stock in the Fund (the "Class B Shares") to Separate Accounts of Participating Insurance Companies;

       NOW, THEREFORE, the parties agree as follows:

       Section 1. Appointment of the Distributor. The Corporation hereby appoints the Distributor as the Fund's principal underwriter and distributor to sell the Class B Shares to the Separate Accounts of Participating Insurance Companies and hereby agrees during the term of this Agreement to sell the Class B Shares to the Distributor upon the terms and conditions herein set forth.

       Section 2. Exclusive Nature of Duties. The Distributor shall be the Fund's exclusive representative to act as principal underwriter and distributor of the Class B Shares, except that:

       a. The Corporation may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of the Class B Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell the Class B Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

       b. The exclusive rights granted to the Distributor to purchase Class B Shares from the Fund shall not apply to Class B Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the Fund's



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acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class B shares of any such company.

       c. Such exclusive rights also shall not apply to Class B Shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

       d. Such exclusive rights also shall not apply to Class B Shares issued by the Fund pursuant to any conversion, exchange or reinstatement privilege, if any, afforded redeeming shareholders or to any other Class B Shares as shall be agreed between the Corporation and the Distributor from time to time.

       Section 3. Purchase of Class B Shares from the Corporation.

       a. The Fund will offer its Class B Shares and the Distributor shall have the right to buy from the Corporation the Class B Shares needed, but not more than the Class B Shares needed (except for clerical errors in transmission) to fill unconditional orders for Class B Shares placed with the Distributor by the Participating Insurance Companies on behalf of their respective Separate Accounts. The price that the Distributor shall pay for the Class B Shares so purchased from the Fund shall be the net asset value, determined as set forth in
Section 3(c) hereof.

       b. The Class B Shares are to be resold by the Distributor to the respective Separate Accounts of Participating Insurance Companies at net asset value, as set forth in Section 3(c) hereof.

       c. The net asset value of the Class B Shares shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the Fund's current prospectus and statement of additional information and guidelines established by the Directors.



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       d. The Corporation shall have the right to suspend the sale of Class B
Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of Class B Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event that, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Class B Shares.

       e. The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Class B Shares received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class B Shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class B Shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

       Section 4. Repurchase or Redemption of Class B Shares by the Corporation.

       a. Any of the outstanding Class B Shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Class B Shares so tendered in accordance with its obligations as set forth in Article VI of the Corporation's Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the current prospectus and statement of additional information relating to the Fund. The price to be



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paid to redeem or repurchase the Class B Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof, less any other charge(s), if any, set forth in the current prospectus and statement of additional information relating to the Fund. All payments by the Fund hereunder shall be made in the manner set forth below.

       The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

       b. Redemption of Class B Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

       Section 5. Duties of the Corporation.

       a. The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Class B Shares, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of



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the Fund's current prospectus and statement of additional information as the
Distributor shall reasonably request.

       b. The Corporation shall take, from time to time, but subject to any necessary approval of the Fund's Class B shareholders, all necessary action to fix the number of authorized Class B Shares and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the "Securities Act"), to the end that there will be available for sale such number of Class B Shares as the Distributor reasonably may be expected to sell.

       c. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of Class B Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section 7(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

       d. The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of the Fund's annual and interim reports.

       Section 6. Duties of the Distributor.

       a. The Distributor shall devote reasonable time and effort to effect sales of Class B Shares but shall not be obligated to sell any specific number of Class B Shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other



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investment companies so long as the performance of its obligations hereunder is not impaired thereby.

       b. In selling the Class B Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of such securities. Neither the Distributor nor any other person is authorized by Corporation to give any information or to make any representations, other than those contained in the current registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

       c. The Distributor shall require each Participating Insurance Company to which it sells, and which purchases, Class B Shares on behalf of such Participating Insurance Company's Separate Accounts, to enter into a Distribution Plan Sub-Agreement with the Corporation, substantially in the form attached to the Distribution Plan adopted by the Corporation and agreed to by the Distributor, in accordance with Rule 12b-1 under the Investment Company Act, which authorizes the payment of a distribution fee to each such Participating Insurance Company.

       Section 7. Payment of Expenses.

       a. The Fund shall bear all costs and expenses of the Fund, as incurred, including fees and disbursements of the Fund's counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Class B shareholders (including but not limited to the expense of setting in type any such registration



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statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

       b. The Fund shall bear the cost and expenses of qualification of the Class B Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

       Section 8. Indemnification.

       a. The Corporation shall, for the account of the Fund, indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class B Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's Class B shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Fund in favor of the Distributor and



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any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in



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the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Class B Shares.

       b. The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers, the Fund, and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to Class B shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 8.

       Section 9. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force for two years and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or by the vote of a majority of the outstanding Class B voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement



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or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding Class B voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

       The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

       Section 10. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding Class B voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       Section 11. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.



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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


             MERCURY ASSET MANAGEMENT V.I. FUNDS, INC., on behalf of its series, MERCURY V.I. U.S. LARGE CAP FUND

             By:
                   -----------------------------------
                   Name:
                   Title:

             MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.

             By:
                   -----------------------------------
                   Name:
                   Title:






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